Exhibit 99.1

Presto Names Kat Hoffman-Flynt Chief Operating Officer

SAN CARLOS, Calif., Dec. 01, 2023 (GLOBE NEWSWIRE) -- Presto Automation (NASDAQ: PRST), an enterprise-grade AI and automation solutions provider to some of the nation’s largest restaurant brands, today appointed Kat Hoffman-Flynt as Chief Operating Officer, effective immediately. Ms. Hoffman-Flynt brings more than 20 years of experience as an operational strategist, building strong customer relationships and scaling new deployments throughout her career. As Chief Operating Officer, she will be responsible for overseeing Presto’s operations, while working to ensure the company achieves its goals and delivers excellence to Presto’s customers.

“Kat's journey with Presto has been marked by exceptional dedication and remarkable achievements,” said Xavier Casanova, CEO of Presto. “Her strategic vision, leadership qualities and unwavering commitment to excellence have been instrumental in driving Presto forward.”

Ms. Hoffman-Flynt joined Presto in 2019 as Senior Director of Strategic Projects, where she helped develop multiple operational strategies that ensured customers’ needs were satisfied. Prior to joining Presto, Ms. Hoffman-Flynt held executive positions at Gordon Biersch Brewery Restaurants and CraftWorks Restaurants & Breweries, Inc., where she advised each company through times of organizational change, creating and managing corporate project portfolios.

“I came to Presto with a customer’s perspective that has shaped our operational approach as a company. We understand the challenges restaurant operators face in today’s economy and we are focused on helping their businesses succeed,” said Ms. Hoffman-Flynt. “It’s been exciting to watch Presto enter and lead the drive-thru AI space and I’ve enjoyed operationalizing a new product at a peak time of business demand. Prestonians are smart, fast, collaborative, resilient, and are dedicated to our customers. I am excited for this opportunity to continue leading the team and partnering with restaurant operators to drive their success.”

About Presto Automation Inc.

Presto (NASDAQ: PRST) provides enterprise-grade AI and automation solutions to the restaurant industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue, and enhance the guest experience. We offer our AI solution, Presto VoiceTM, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr., Hardee’s, and Checkers for Presto VoiceTM and Applebee’s, Chili’s, and Red Lobster for Presto Touch.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: our ability to manage our growth effectively, to sustain our recent revenue growth or attract new customers; the limited operating history with our new Voice products in a new and developing market; our ability to roll out new locations within a specified amount of time; our ability to achieve revenue growth while our expenses increase; continued

adverse impacts from COVID-19 (including as a result of global supply chain shortages); the loss of any of our three largest customers or a reduction in their business with us; our ability to improve and enhance the functionality, performance, reliability, design, security, or scalability of our platform to respond to customers’ evolving needs; our ability to protect the security of our customers’ information; changing privacy laws, regulations and standards, and our ability to comply with contractual obligations and laws related to data privacy and security; unfavorable conditions in the restaurant industry or the global economy, including with respect to food, labor, and occupancy costs; the availability of capital or financing on acceptable terms, if at all; financial covenants and other restrictions on our actions contained in our financing agreements that may limit our operational flexibility; the length and unpredictability of our sales cycles and the amount of investments required in sales efforts; material weaknesses in our internal control over financial reporting and, our ability to remediate these deficiencies; our ability to continue as a going concern; our ability to receive additional financing in a timely manner; shortages, price increases, changes, delays or discontinuations of hardware; our ability to maintain relationships with our payment processors; our relies on computer hardware, licensed software and services rendered by third parties; U.S. laws and regulations (including with respect to payment transaction processing), many of which are unsettled and still developing, and our or our customers’ ability to comply with such laws and regulations; significant changes in U.S. and international trade policies that restrict imports or increase tariffs; any requirements to collect additional sales taxes or be subject to other tax liabilities that may increase the costs to our customers; our ability to adequately protect our intellectual property rights; claims by third parties of intellectual property infringement; our use of open-source software in our platform; and other economic, business, competitive and/or regulatory factors affecting Presto’s business generally as set forth in our filings with the Securities and Exchange Commission.

Contact
Investors:
Krishna Gupta
investor@presto.com

Media:
Brian Ruby
media@presto.com

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